EXHIBIT 8.1

[Letterhead of Jones Day]

March __, 2005

International Steel Group Inc.
3250 Interstate Drive
Richfield, OH 44286

Ladies and Gentlemen:

     We have acted as counsel to International Steel Group Inc., a Delaware corporation (“ISG”), in connection with the proposed merger (the “Merger”) of ISG with Park Acquisition Corp., a Delaware corporation (“Merger Sub”), pursuant to the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of October 24, 2004, among Ispat International N.V. (subsequently renamed Mittal Steel Company N.V.), a company organized under the laws of The Netherlands (“Mittal Steel”), Merger Sub, and ISG. Merger Sub is a direct, wholly-owned subsidiary of Mittal Steel. In connection with the Registration Statement (the “Registration Statement”) on Form F-4 filed by Mittal Steel with the Securities and Exchange Commission in connection with the Merger, which includes the Proxy Statement/Prospectus contained therein, you have requested our opinion concerning certain U.S. federal income tax consequences of the Merger.

     For purposes of our opinion, we have reviewed the Merger Agreement, the Registration Statement, and such other documents and corporate records, and have considered such matters of law, as we have deemed necessary or appropriate. In addition, we have assumed that (1) the Merger will be consummated in accordance with the terms of the Merger Agreement, without waiver of any provision thereof, and in the manner contemplated by the Registration Statement; (2) the factual statements, representations, and covenants set forth in the Merger Agreement and the Registration Statement, including all annexes and exhibits thereto, are true, correct and complete and have been complied with, and will continue to be true, correct, and complete and complied with at all times up to and including the effective time of the Merger; and (3) the factual statements, representations, and covenants contained in certificates of the officers of ISG, Mittal Steel S.à.r.L., and Mittal Steel dated the date hereof and delivered to us for purposes of our opinion are true, correct and complete and have been complied with, and will continue to be true, correct, and complete and complied with at all times up to and including the effective time of the Merger, and thereafter as relevant. If any of the foregoing assumptions is untrue for any reason or if the Merger is consummated in a manner that is inconsistent with the manner in which it is presently described in the Merger Agreement or the Registration Statement, our opinion as expressed below may be adversely affected and may not be relied upon.

     Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations issued thereunder, Internal Revenue Service pronouncements, and judicial decisions,

International Steel Group Inc.
March ___, 2005

all as in effect on the date hereof, and all of which are subject to change or differing interpretation, possibly with retroactive effect.

     Based on and subject to the foregoing, we hereby confirm our opinion set forth in the discussion in the Registration Statement under the caption “THE MERGER — Material U.S. Federal Income Tax Consequences of the Merger and the Ownership of Mittal Steel Class A Common Shares Received by ISG Stockholders,” insofar as such discussion constitutes statements of United States federal income tax law or legal conclusions, and subject to the assumptions, limitations, and conditions set forth therein.

     We express no opinion on any issue relating to the United States federal income tax consequences of the Merger other than as set forth above. An opinion of counsel is not binding on the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or a court will not take a position contrary to our conclusions.

     We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to us contained therein under the captions “THE MERGER — Material U.S. Federal Income Tax Consequences of the Merger and the Ownership of Mittal Steel Class A Common Shares Received by ISG Stockholders” and “LEGAL MATTERS.” In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,